UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Amendment No. 1)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Williams Companies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
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	(4)	Date Filed:

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (“Amendment No. 1”) is being filed to amend The Williams Companies, Inc.’s (“Williams”) definitive proxy statement for its special meeting of stockholders (“Proxy Statement”), which was filed with the Securities and Exchange Commission on May 25, 2016, in order to correct the annual EBITDA that may be potentially achieved by 2020 from commercial synergies in connection with the merger, which was set forth on page 21 of the Proxy Statement in the section entitled “Recent Developments”, and to provide supplemental disclosure to such “Recent Developments” section. This Amendment No. 1 should be read in conjunction with the Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement. All other items of the Proxy Statement are incorporated herein by reference without changes.

AMENDED AND SUPPLEMENTAL DISCLOSURES TO PROXY STATEMENT

The following disclosure replaces the second sentence of the second paragraph on page 21 of the Proxy Statement in the section entitled “Summary–Recent Developments”:

•	Based on these price assumptions, the commercial development and finance personnel from ETE and WMB determined that the annual EBITDA that may be potentially achieved by 2020 from commercial synergies would be approximately $543 million.

The following supplemental disclosure is added as a new paragraph after the second paragraph on page 21 of the Proxy Statement in the section entitled “Summary–Recent Developments”:

•	In sum, the joint integration planning efforts that have been undertaken since the merger agreement was executed and are described in the preceding paragraphs have led both ETE and WMB to conclude that the annual EBITDA from commercial synergies that may be achieved by 2020 using oil and gas prices as of January 20, 2016, is approximately $126 million. As described in the preceding paragraph, even if oil and natural gas prices fully rebound to the forward price curve levels as of July 22, 2015, ETE and WMB also believe as a result of the joint integration efforts that the anticipated EBITDA from commercial synergies per year by 2020 would be approximately $543 million. That amount even assuming a recovery to July 2015 forward price curve levels is still materially less than the $2 billion of anticipated EBITDA from commercial synergies per year by 2020 identified by ETE as of September 28, 2015.

NO OFFER OR SOLICITATION

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication relates to a proposed business combination between Energy Transfer Equity, L.P. (“ETE”) and Williams. In furtherance of this proposed business combination and subject to future developments, ETE, Energy Transfer Corp LP (“ETC”) and Williams have filed a registration statement on Form S-4 with the SEC and a proxy statement/prospectus of WMB and other documents related to the proposed business combination. The registration statement was declared effective by the SEC on May 25, 2016. In connection therewith, the Company mailed and filed the Proxy Statement with the SEC on May 25, 2016 and intends to file further relevant materials with the SEC. INVESTORS AND SECURITY HOLDERS OF ETE AND WILLIAMS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS

COMBINATION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by ETE, ETC and Williams through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by ETE and ETC with the SEC will be available free of charge on ETE’s website at www.energytransfer.com or by contacting Investor Relations at 214-981-0700 and copies of the documents filed by Williams with the SEC will be available on Williams’ website at investor.williams.com.

PARTICIPANTS IN THE SOLICITATION

ETE and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the directors and officers of ETE’s general partner is contained in ETE’s Annual Report on Form 10-K filed with the SEC on February 29, 2016 (as it may be amended from time to time). Additional information regarding the interests of such potential participants is included in the proxy statement/prospectus and other relevant documents filed with the SEC. Investors should read the proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from ETE using the sources indicated above.

Williams and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the directors and officers of Williams is contained in Williams’ Annual Report on Form 10-K filed with the SEC on February 26, 2016 (as it may be amended from time to time). Additional information regarding the interests of such potential participants is included in the proxy statement/prospectus and other relevant documents filed with the SEC. Investors should read the proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Williams using the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

By:	/s/ Sarah C. Miller
Name:	Sarah C. Miller
Title:	Senior Vice President and General Counsel

DATED: June 3, 2016

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